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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, THAT each of the undersigned directors of American Equity Investment Life Holding Company (the "Company") does hereby constitute and appoint David J. Noble and Wendy L. Carlson, and each of them, with full power to act without the others, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of the Company with respect to resales of the Company's $250,000,000 of 5.25% Contingent Convertible Senior Notes due 2024, $10,000,000 of Series B 5.25% Contingent Convertible Senior Notes due 2024 and shares of common stock, par value $1.00 per share, into which such notes are convertible (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act) and any or all amendments or supplements thereto (including post-effective amendments and supplements), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney on the date set forth opposite his or her name.

Signature	Date

John C. Anderson
/s/ JAMES M. GERLACH James M. Gerlach	April 5, 2005
/s/ ROBERT L. HILTON Robert L. Hilton	April 5, 2005
/s/ JOHN M. MATOVINA John M. Matovina	April 5, 2005
/s/ BEN T. MORRIS Ben T. Morris	April 5, 2005
/s/ DAVID S. MULCAHY David S. Mulcahy	April 5, 2005
/s/ A. J. STRICKLAND III A. J. Strickland III	April 5, 2005
/s/ HARLEY A. WHITFIELD Harley A. Whitfield	April 5, 2005
/s/ KEVIN R. WINGERT Kevin R. Wingert	April 5, 2005

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  Exhibit 24.1
POWER OF ATTORNEY